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                                                                    EXHIBIT 10.7


                      AMENDED AND RESTATED LOAN AGREEMENT


          THIS AMENDED AND RESTATED LOAN AGREEMENT ("Agreement") is made and entered into as of January 17, 1997 by and between REMEC, Inc., a California corporation ("Borrower"), and UNION BANK OF CALIFORNIA, N.A. ("Bank"). This Agreement amends and restates in its entirety that certain loan agreement dated June 17, 1993 between Bank and Borrower, as amended.


     SECTION 1.  THE LOAN

                    1.1.1 THE REVOLVING L0AN. Bank will loan to Borrower an amount not to exceed Nine Million Dollars ($9,000,000) outstanding in the aggregate at any one time (the "Revolving Loan"). Borrower may borrow, repay and reborrow all or part of the Revolving Loan in amounts of not less than One Thousand Dollars ($1,000) in accordance with the terms of the Revolving Note. All borrowings of the Revolving Loan must be made before July 1, 1998 at which time all unpaid principal and interest of the Revolving Loan shall be due and payable. The Revolving Loan shall be evidenced by a promissory note (the "Revolving Note") on the standard form used by Bank for commercial loans. Bank shall enter each amount borrowed and repaid in Bank's records and such entries shall be deemed to be the amount of the Revolving Loan outstanding. Omission of Bank to make any such entries shall not discharge Borrower of its obligation to repay in full with interest all amounts borrowed.

                    1.1.1.1 THE STANDBY L/C SUBLIMIT. As a sublimit to the Revolving Loan, Bank shall issue, for the account of Borrower, one or more irrevocable standby letters of credit (individually, an "L/C" and collectively, the "L/Cs"). All such L/Cs shall be drawn on such terms and conditions as are acceptable to Bank. The aggregate amount available to be drawn under all outstanding L/Cs and the aggregate amount of unpaid reimbursement obligations under drawn L/Cs shall not exceed Five Hundred Thousand Dollars ($500,000) and shall reduce, dollar for dollar, the maximum amount available under the Revolving Loan. No L/C shall have an expiry date more than twelve months from its date of issuance and each L/C shall be governed by the terms of (and Borrower agrees to execute) Bank's standard form of standby letter of credit application and reimbursement agreement. No L/C shall expire after July 1, 1998.

                    1.1.2 THE REVOLVER-TO-TERM LOAN. Bank will loan to Borrower an amount not to exceed Eight Million Dollars ($8,000,000) outstanding in the aggregate at any one time (the "Revolver-To-Term Loan"). Borrower may borrow, repay and reborrow all or part of the Revolver-To-Term in amounts of not less than One Hundred Thousand Dollars ($100,000) in accordance with the terms of the Revolver-To-Term Note. All borrowings of the Revolver-To-Term Loan must be made before July 1, 1998, at which time all unpaid principal under the Revolver-To-Term Loan shall be converted to a fully amortizing term loan as set forth in Section 1.1.3. The Revolver-To-Term Loan shall be evidenced by a promissory note (the "Revolver-To-Term Note") on the standard form used by Bank for commercial loans. Bank shall enter each amount borrowed and repaid in Bank's records and such entries shall be deemed to be the amount of the Revolver-To-Term Loan outstanding. Omission of Bank to make any such entries shall not discharge Borrower of its obligation to repay in full with interest all amounts borrowed.

                    1.1.3     THE TERM LOAN. Solely to repay the
Revolver-To-Term Loan, Bank will loan to Borrower the sum outstanding at the maturity of the Revolver-To-Term Loan in one disbursement on or before July 1, 1998 (the "Term Loan"). In the event of a prepayment of principal and payment of any resulting fees, any prepaid amounts shall be applied to the scheduled principal payments in the reverse order of their maturity. The Term Loan shall be evidenced by a promissory note (the "Term Note") on the standard form used by Bank for commercial loans.

            1.2     TERMINOLOGY.

                    As used herein the word "Loan" shall mean, collectively, all the credit facilities described above.

                    As used herein the word "Note" shall mean, collectively, all the promissory notes described above and all reimbursement agreements entered into with respect to L/Cs.

                    As used herein, the words "Loan Documents" shall mean all documents executed in connection with this Agreement.


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                1.3     BORROWING BASE. Borrower will not be subject to a
borrowing base so long as the principal amount of the Revolving Loan does not exceed Five Million Dollars ($5,000,000). Notwithstanding any other provision of this Agreement, Bank shall not be obligated to advance funds under the Revolving Loan in a principal amount in excess of Five Million Dollars ($5,000,000) if the outstanding amount of Borrower's obligations to Bank under the Revolving Loan exceeds, or after giving effect to the requested advance would exceed, the sum of (a) eighty percent (80%)of the combined Eligible Accounts of Borrower, Remec Wireless, Inc., Humphrey, Inc., RF Microsystems, Inc., Magnum Microwave Corporation and Radian Technology, Inc. (Remec Wireless, Inc., Humphrey, Inc., RF Microsystems, Inc., Magnum Microwave Corporation and Radian Technology, Inc.) being hereinafter referred to individually as a "Pledgor" and collectively as the "Pledgors"), and (b) twenty-five percent (25%) of the combined Eligible Inventory of Borrower and all Pledgors; provided, however, that loan availability based upon Eligible Inventory shall not exceed Seven Hundred Fifty Thousand Dollars ($750,000) unless (x) Bank shall have completed, or shall have caused to be completed, an inventory appraisal the results of which are satisfactory to Bank in its sole reasonable discretion, and (y) Bank shall have specifically approved such excess advance; and, provided further, that loan availability based upon Eligible Inventory shall in no event exceed One Million Five Hundred Thousand Dollars ($1,500,000). If at any time Borrower's obligations to Bank under the above facilities exceed the sum so permitted, Borrower shall immediately repay to Bank such excess.

                1.3.1 ELIGIBLE ACCOUNTS. The term "Accounts" means all presently existing and hereafter arising accounts receivable, contract rights, chattel paper, and all other forms of obligations owing to Borrower or any Pledgor, payable in United States Dollars, arising out of the sale or lease of goods, or the retention of services by Borrower or a Pledgor, as the case may be, whether or not earned by performance, and any and all credit insurance, guaranties and other security therefor, as well as all merchandise returned to or reclaimed by Borrower or a Pledgor, as the case may be, and Borrower's and each Pledgor's books and records relating to any of the foregoing.

        The term "Eligible Accounts" means those Accounts, net of finance charges, which are due and payable within ninety (90) days, or less, from the date of the invoice, have been validly assigned to Bank and strictly comply with all of Borrower's or the relevant Pledgor's, as the case may be, warranties and representations to Bank, but Eligible Accounts shall not include the following:

                        (a) Any Account with respect to which the account debtor is an officer, shareholder, director, employee or agent of Borrower or a Pledgor;

                        (b) Any Account with respect to which the account debtor is a subsidiary of, related to, or affiliated or has common officers or directors with Borrower or a Pledgor;

                        (c) Any Account relating to goods placed on consignment, guaranteed sale or other terms by reason of which the payment by the account debtor may be conditional;

                        (d) That portion of the Accounts owed by account debtors that are not residents of the United States or Canada ("Foreign Account Debtors") which exceeds twenty-five percent (25%) of all Accounts owed by Foreign Account Debtors; provided, however, that any Account owed by a Foreign Account Debtor which is insured by FCIA or supported by a letter of credit, and all Accounts owed by GEC-Marconi Ltd. or British Aerospace PLC (whether or not the same are insured by FCIA or supported by a letter of credit) shall be deemed not to be Accounts owed by Foreign Account Debtors for purposes of this clause (d), and shall not be subject to the foregoing limitation;

                        (e) Any Account with respect to which the account debtor is the United States or any department, agency or instrumentality of the United states;

                        (f) Any Account with respect to which Borrower or a Pledgor, as the case may be, is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower or such Pledgor provided, however, that the exclusion of any accounts shall be limited to the amount of Borrower's or Pledgor's liabilities to the account debtor, as the case may be;

                        (g) Any Account with respect to which there is asserted a defense, counterclaim, discount or set off, whether well-founded or otherwise, except for those discounts, allowances and returns arising in the ordinary course of Borrower's or the relevant Pledgor's, as the case may be, business;

                        (h) Any Account with respect to which the account debtor becomes insolvent, fails to pay its debts as they mature or goes out of business or that is owed by an account debtor which has become the subject of a proceeding under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions or extensions with all or substantially all of its creditors;

                        (i) Any Account owed by any account debtor with respect to which twenty percent (20%) or more of the aggregate dollar amount of its Accounts are not paid within ninety (90) days from the due date of the invoice;

                        (j) Any Account that is not paid by the account debtor within ninety (90) days of the invoice date;



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          (k)  Any Account that is not paid by the account debtor and for which a credit memo has been issued which is over 90 days old;

          (l) That portion of the Accounts owned by any single account debtor which exceeds twenty-five percent (25%) of all of the Accounts; and

          (m)  Any Account which Bank deems not to be an Eligible Account.


     1.3.2 ELIGIBLE INVENTORY. The term "Eligible Inventory" means that portion of Borrower's or a Pledgor's inventory of general use raw materials which is (a) owned by Borrower or a Pledgor free and clear of all liens or encumbrances except those in favor of Bank, (b) held for sale or lease by Borrower or a Pledgor and normally and currently saleable in the ordinary course of Borrower's or such Pledgor's business, (c) of good and merchantable quality, free from defects, (d) located only at locations of which Bank is notified in writing, and (e) the subject of a perfected first priority security interest in favor of Bank. Eligible Inventory does not include any of the following: finished goods, raw materials which are not generally usable in Borrower's or the relevant Pledgor's, as the case may be, business, work in process, spare parts, returned items, damaged, defective or recalled items, items unfit for further processing, obsolete or unmerchantable items, items used as salesperson's samples or demonstrators, inventory held in stock more than twelve
(12) months, or inventory which Bank otherwise deems not be Eligible Inventory.

     The term "inventory" means and includes all of Borrower's and each Pledgor's present and future goods and other personal property which are held for sale or lease or are to be furnished under a contract of service, wherever located, including those held for display or demonstration or out on lease or consignment, all raw materials, work in process, finished goods, packing and shipping materials and other materials used or consumed, or to be used or consumed, in Borrower's or a Pledgor's, as the case may be, business, and all documents of title representing any of the above.

     1.4 PURPOSE OF LOAN. The proceeds of the Revolving Loan shall be used only for general working capital purposes, and the proceeds of the Revolver-To-Term Loan shall be used only for general business purposes, including the purchase of fixed assets or the acquisition of other businesses. The proceeds of the Term Loan shall be used only for the purpose specified in
Section 1.1.3.

     1.5 INTEREST. The unpaid principal balance of the Revolving Loan, the Revolver-to-Term Loan and the Term Loan shall bear interest at the rates provided in the Revolving Note, the Revolver-to-Term Note and the Term Note, respectively, and selected by Borrower. Such loans may be prepaid in full or in part only in accordance with the terms of such notes and any such prepayment shall be subject to the prepayment fee provided for therein.

     1.6 UNUSED COMMITMENT FEE. Borrower shall pay to Bank a fee on the unutilized portions of the Revolving Loan and the Revolver-to-Term Loan ("Non-utilization Fee") calculated and payable annually in arrears, based on the combined unutilized amount of such loans, at a rate of 9 basis points per annum, not to exceed $15,000 per annum. The Non-Utilization Fee shall be reduced by a credit calculated at the rate of 50 basis points per annum on the average combined outstanding balance of the Revolving Loan and the Revolver-To-Term Loan maintained by Borrower. The amount of fee credits not used to off-set the Non-utilization Fee during the first twelve month period shall be carried over to the subsequent period of determination.

     1.7 L/C FEES. All fees in connection with L/Cs shall be in accordance with Bank's standard schedule of fees as published from time to time, except that the issuance/maintenance fee for each L/C shall be one percent (1%) per annum (minimum $150), payable annually in advance on the date such L/C is issued and on each anniversary of such date.

     1.8 BALANCES. Borrower shall maintain its major depository accounts with Bank until the Note and all sums payable pursuant to this Agreement have been paid in full.

     1.9 DISBURSEMENT. Following execution hereof, Bank shall disburse the proceeds of the Loan as provided in Bank's standard form Authorization executed by Borrower.

     1.10 SECURITY. Prior to any disbursement of the Loan, Borrower and each Pledgor shall have executed security agreements on Bank's standard form, and financing statements suitable for filing in the office of the Secretary of State of the State of California and any other state designated by Bank, granting to Bank a first priority security interest in such of Borrower's or the relevant Pledgor's, as the case may be, property as is described in said security agreements. Exceptions to Bank's first priority, if any, are permitted only as otherwise provided in this Agreement.

     1.11 CONTROLLING DOCUMENT. In the event of any inconsistency between the terms of this Agreement and any Note or any of the other Loan Documents, the terms of such Note or other Loan Documents will prevail over the term of this Agreement.


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     SECTION 2. CONDITIONS PRECEDENT

     Bank shall not be obligated to disburse all or any portion of the proceeds of the Loan unless at or prior to the time for the making of such disbursement, the following conditions have been fulfilled to Bank's satisfaction:

          2.1 COMPLIANCE. Borrower shall have performed and complied with all terms and conditions required by this Agreement to be performed or complied with by it prior to or at the date of the making of such disbursement and shall have executed and delivered to Bank the Note and other documents deemed necessary by Bank.

          2.2 BORROWING RESOLUTION. Borrower shall have provided Bank with certified copies of resolutions duly adopted by the Board of Directors of Borrower, authorizing this Agreement and the Loan Documents. Such resolutions shall also designate the persons who are authorized to act on Borrower's behalf in connection with this Agreement and to do the things required of Borrower pursuant to this Agreement.

          2.3 CONTINUING COMPLIANCE. At the time any disbursement is to be made, there shall not exist any event, condition or act which constitutes an event of default under Section 6 hereof or any event, condition or act which with notice, lapse of time or both would constitute such event of default; nor shall there be any such event, condition, or act immediately after the disbursement were it to be made.

     SECTION 3. REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants that:

          3.1 BUSINESS ACTIVITY. The principal business of Borrower is the manufacture of microwave electronics.

          3.2 AFFILIATES AND SUBSIDIARIES. Borrower's affiliates and subsidiaries (those entities in which Borrower has either a controlling interest or at least a 25% ownership interest) and their addresses, and the names of Borrower's principal shareholders, are as provided on a schedule delivered to Bank on or before the date of this Agreement.

          3.3 AUTHORITY TO BORROW. The execution, delivery and performance of this Agreement, the Note and all other agreements and instruments required by Bank in connection with the Loan are not in contravention of any of the terms of any indenture, agreement or undertaking to which Borrower is a party or by which it or any of its property is bound or affected.

          3.4 FINANCIAL STATEMENTS. The financial statements of Borrower, including both a balance sheet at December 1, 1996, together with supporting schedules, and an income statement for the ten (10) months ended December 1, 1996, have heretofore been furnished to Bank, and are true and complete and fairly represent the financial condition of Borrower during the period covered thereby. Since December 1, 1996, there has been no material adverse change in the financial condition or operations of Borrower.

          3.5 TITLE. Except for assets which may have been disposed of in the ordinary course of business, Borrower has good and marketable title to all of the property reflected in its financial statements delivered to Bank and to all property acquired by Borrower since the date of said financial statements, free and clear of all liens, encumbrances, security interests and adverse claims except those specifically referred to in said financial statements.

          3.6 LITIGATION. There is no litigation or proceeding pending or threatened against Borrower or any of its property which is reasonably likely to affect the financial condition, property or business of Borrower in a materially adverse manner or result in liability in excess of Borrower's insurance coverage.

          3.7 DEFAULT. Borrower is not now in default in the payment of any of its material obligations, and there exists no event, condition or act which constitutes an event of default under Section 6 hereof and no condition, event or act which with notice or lapse of time, or both, would constitute such an event of default.

          3.8 ORGANIZATION. Borrower is duly organized and existing under the laws of the state of its organization, and has the power and authority to carry on the business in which it is engaged and/or proposes to engage.

          3.9 POWER. Borrower has the power and authority to enter into this Agreement and to execute and deliver the Note and all of the other Loan Documents.

          3.10 AUTHORIZATION. This Agreement and all things required by this Agreement have been duly authorized by all requisite action of Borrower.

          3.11 QUALIFICATION. Borrower is duly qualified and in good standing in any jurisdiction where such qualification is required.

          3.12 COMPLIANCE WITH LAWS. Borrower is not in violation with respect to any applicable laws, rules, ordinances or regulations which materially affect the operations or financial condition of Borrower.


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          3.13 ERISA. Any defined benefit pension plans as defined in the
Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of Borrower meet, as of the date hereof, the minimum funding standards of Section 302 of ERISA, and no Reportable Event or Prohibited Transaction as defined in ERISA has occurred with respect to any such plan.

          3.14 REGULATION U. No action has been taken or is currently planned by Borrower, or any agent acting on its behalf, which would cause this Agreement or the Note to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities and Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock as one of its important activities and none of the proceeds of the Loan will be used directly or indirectly for such purpose.

          3.15 CONTINUING REPRESENTATIONS. These representations shall be considered to have been made again at and as of the date of each disbursement of the Loan and shall be true and correct as of such date or dates.

     SECTION 4. AFFIRMATIVE COVENANTS

     Until the Note and all sums payable pursuant to this Agreement or any other of the Loan Documents have been paid in full, unless Bank waives compliance in writing, Borrower agrees that:

          4.1 USE OF PROCEEDS. Borrower will use the proceeds of the Loan only as provided in Section 1.4, above.

          4.2 PAYMENT OF OBLIGATIONS. Borrower will pay an discharge promptly all taxes, assessments and other governmental charges and claims levied or imposed upon it or its property, or any part thereof, however, that Borrower shall have the right in good faith to contest any such taxes, assessments, charges or claims and, pending the outcome of such contest, to delay or refuse payment thereof provided that adequately funded reserves are established by it to pay and discharge any such taxes, assessments, charges and claims.

          4.3 MAINTENANCE OF EXISTENCE. Borrower will maintain and preserve its existence and assets and all rights, franchises, licenses and other authority necessary for the conduct of its business and will maintain and preserve its property, equipment and facilities in good order, condition and repair. Bank may, at reasonable times, visit and inspect any of the properties of Borrower.

          4.4 RECORDS. Borrower will keep and maintain full and accurate accounts and records of its operations according to generally accepted accounting principles and will permit Bank to have access thereto, to make examination and photocopies thereof, and to make audits during regular business hours. Costs for such audits shall be paid by Borrower.

          4.5  INFORMATION FURNISHED. Borrower will furnish to Bank:

               (a) Within forty-five (45) days after the close of each fiscal quarter, except for the final quarter of each fiscal year, Borrower's and each Pledgor's unaudited balance sheets as of the close of such fiscal quarter, and unaudited income and expense statements with supportive schedules and statements of retained earnings for such fiscal quarter, in each case prepared in accordance with generally accepted accounting principles and accompanied by a consolidating schedule;

               (b) Within ninety (90) days after the close of each fiscal year, a copy of Borrower's consolidated statement of financial condition including at least its balance sheet as of the close of such fiscal year, and its income and expense statement and retained earnings statement for such fiscal year, examined and prepared on an audited basis by independent certified public accountants selected by Borrower and reasonably satisfactory to Bank in accordance with generally accepted accounting principles applied on a basis consistent with that of previous years, accompanied by an unaudited consolidating schedule;

               (c) As soon as available, copies of such financial statements and reports as Borrower may file with any state or federal agency, including its 10-K and 10-Q reports;

               (d) Such other financial statements and information as Bank may reasonably request from time to time;

               (e) In connection with each financial statement provided hereunder, a statement executed by the president or chief financial officer of Borrower certifying that no default has occurred and no event exists which with notice of the lapse of time, or both, would result in a default hereunder;

               (f) In connection with each fiscal year-end statement required hereunder, any management letter of Borrower's certified public accountants;

               (g) Within forty-five (45) days after each fiscal quarter, a certification of compliance with all covenants under this Agreement, executed by Borrower's chief financial officer or other duly authorized officer of Borrower, in form acceptable to Bank;

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               (h)  Prompt written notice to Bank of all events of default under any of the terms or provisions of this Agreement or of any other agreement, contract, document or instrument entered or to be entered into with Bank, any litigation in excess of One Million Dollars ($1,000,000) which, if decided adversely to Borrower, would have a material adverse effect on Borrower's financial condition, and any other matter which has resulted in, or is likely to result in, a material adverse change in Borrower's financial condition or operations:

               (i) Prior to written notice to Bank of any changes in Borrower's officers and other senior management, Borrower's name, and the location of Borrower's and each Pledgor's assets, principal place of business or chief executive office; and

               (j) Within twenty (20) days after each calendar month end in which the principal amount outstanding under the Revolving Loan in excess of Five Million Dollars ($5,000,000),a copy of Borrower's and each Pledgor's monthly accounts receivable aging and accounts payable aging and, when inventory advances are outstanding, inventory summary report, together with a certification of compliance with the Borrowing Base described above, executed by Borrower's chief financial officer or other duly authorized officer of Borrower, in form acceptable to Bank, which certificate shall accurately report Borrower's and each Pledgor's accounts and Eligible Accounts and, when inventory advances are outstanding, inventory and Eligible inventory. Borrower will permit Bank to audit, at Borrower's expense, Bank's collateral upon reasonable notice and during regular business hours. The agings, report and certification described above will also be required as a condition precedent to any advance under the Revolving Loan which would cause the principal amount outstanding under the Revolving Loan to increase from an amount which is less than or equal to Five Million Dollars ($5,000,000) to an amount which is greater than Five Million Dollars ($5,000,000) (although the information provided by Borrower may be as of the last day of the month preceding the most recently ended calendar month rather than as of the last day of the most recently ended calendar month if the request for such advance is made during the first twenty (20) days of a calendar month), and Bank may also require, as a further condition precedent to the making of any such advance, the completion of a collateral audit the results of which are satisfactory to Bank in its sole reasonable discretion.

          4.6 QUICK RATIO. Borrower shall maintain at all times a ratio of cash, accounts receivable and marketable securities to current liabilities of not less than 1.0:1.0, as such terms are defined by generally accepted accounting principles.

          4.7 TANGIBLE NET WORTH. Borrower will at all times maintain a Tangible Net Worth of not less than the sum of (a) Twenty-Six Million Dollars ($26,000,000), (b) fifty percent (50%) of Borrower's net profit after taxes for each fiscal year of Borrower ending on or after January 31, 1997 and on or before the date of computation, and (c) one hundred percent (100%) of the net proceeds of any equity securities issued by Borrower on or after December 1, 1996. "Tangible Net Worth" shall mean net worth increased by indebtedness of Borrower subordinated to Bank and decreased by patents, licenses, trademarks, trade names, goodwill and other similar intangible assets, organizational expenses, and monies due from affiliates (including officers, shareholders and directors).

          4.8 DEBT TO TANGIBLE NET WORTH. Borrower will at all times maintain a ratio of total liabilities to Tangible Net Worth of not greater than .75:1.0.

          4.9 PROFITABILITY. Borrower will maintain its net profit after provision for income taxes and deduction for dividends paid at not less than One Million Dollars ($1,000,000) for any fiscal year.

          4.10 INSURANCE. Borrower will keep all of its insurable property, real, personal or mixed, insured by good and responsible companies against fire and such other risks as are customarily insured against by companies conducting similar business with respect to like properties. Borrower will maintain adequate worker's compensation insurance and adequate insurance against liability for damages to persons and property.

          4.11 ADDITIONAL REQUIREMENTS. Borrower will promptly, upon demand by Bank, take such further action and execute all such additional documents and instruments in connection with this Agreement as Bank in its reasonable discretion deems necessary, and promptly supply Bank with such other information concerning its affairs as Bank may request from time to time.

          4.12 LITIGATION AND ATTORNEYS' FEES. Borrower will pay promptly to Bank upon demand, reasonable attorneys' fees (including but not limited to the reasonable estimate of the allocated costs and expenses of in-house legal counsel and legal staff) and all costs and other expenses paid or incurred by Bank in collecting, modifying or compromising the Loan or in enforcing or exercising its rights or remedies created by, connected with or provided for in this Agreement or any of the Loan Documents, whether or not an arbitration, judicial action or other proceeding is commenced. If such proceeding is commenced, only the prevailing party shall be entitled to attorneys' fees and court costs.

          4.13 BANK EXPENSES. Borrower will pay or reimburse Bank for all costs, expenses and fees incurred by Bank in preparing and documenting this Agreement and the Loan, and all amendments and modifications thereof, including but not limited to all filing and recording fees, costs of appraisals, insurance and attorneys' fees, including the reasonable estimate of the allocated costs and expenses of in-house legal counsel and legal staff.

          4.14 REPORTS UNDER PENSION PLANS. Borrower will furnish to Bank, as soon as possible and in any event within 15 days after Borrower knows or has reason to know that any event or condition with respect to any defined benefit

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
pension plans of Borrower described in Section 3 above has occurred, a statement of an authorized officer of Borrower describing such event or condition and the action, if any, which Borrower proposes to take with respect thereto.

     SECTION 5. NEGATIVE COVENANTS

     Until the Note and all other sums payable pursuant to this Agreement or any other of the Loan Documents have been paid in full, unless Bank waives compliance in writing, Borrower agrees that:

          5.1 ENCUMBRANCES AND LIENS. Borrower will not create, assume or suffer to exist any mortgage, pledge, security interest, encumbrance, or lien (other than for taxes not delinquent and for taxes and other items being contested in good faith) on property of any kind, whether real, personal or mixed, now owned or hereafter acquired, or upon the income or profits thereof, except to Bank and except for minor encumbrances and easements on real property which do not affect its market value, and except for existing liens on Borrower's personal property and future purchase money security interests encumbering only the personal property purchased.

          5.2 BORROWINGS. Borrower will not sell, discount or otherwise transfer any account receivable or any note, draft or other evidence of indebtedness, except to Bank or except to a financial institution at face value for deposit or collection purposes only and without any fee other than fees normally charged by the financial institution for deposit or collection services. Borrower will not borrow any money, become contingently liable to borrow money, nor enter any agreement to directly or indirectly obtain borrowed money, except pursuant to agreements made with Bank.

          5.3 SALE OF ASSETS, LIQUIDATION OR MERGER. Borrower will neither liquidate nor dissolve nor enter into any consolidation, merger, partnership or other combination, nor convey, nor sell, nor lease all or the greater part of its assets or business, nor purchase or lease all or the greater part of the assets or business of another except as permitted under Section 5.6 without prior written Bank consent.

          5.4 LOANS, ADVANCES AND GUARANTEES. Borrower will not, except in the ordinary course of business as currently conducted, make any loans or advances, become a guarantor or surety, pledge its credit or properties in any manner or extend credit.

          5.5 INVESTMENTS. Borrower will not purchase the debt or equity of another person or entity except for savings accounts and certificates of deposit of Bank, direct U.S. Government obligations and commercial paper issued by corporations with the top ratings of Moody's or Standard & Poor's, provided all such permitted investments shall mature within one year of purchase.

          5.6 CHANGES/MERGERS. Borrower will not change its name; liquidate, dissolve or enter into any consolidation, merger, partnership, joint venture or other combination; issue, redeem, purchase, retire or otherwise acquire any shares of any class of capital stock of Borrower in excess of One Million Dollars ($1,000,000) or grant or issue any warrant, right or option pertaining thereto or any other security convertible into any of the foregoing except pursuant to Borrower's employee stock option plan as it may exist from time to time; reorganize, reclassify or recapitalize its capital stock; prepay any subordinated debt, debt for borrowed money or debt secured by any permitted Lien, or enter into or modify any agreement as a result of which the terms of payment of any such debt are waived or modified.

          5.7 RETIREMENT OF STOCK. Borrower will not acquire or retire any shares of its capital stock for value.

          5.8 TRANSACTIONS WITH RELATED PERSONS. Borrower will not directly or indirectly enter into any transaction with or for the benefit of a Related Person on terms more favorable to the Related Person than would have been obtainable in an "arms length" dealing. "Related Person" shall mean any Affiliate of Borrower, or any officer, employee, director or shareholder of Borrower or any Affiliate, or a relative of any of the foregoing.

          5.9 LOSSES. Borrower will not incur a net loss, after provision for income taxes, of any amount for any two or more consecutive fiscal quarters.

     SECTION 6. EVENTS OF DEFAULT

     The occurrence of any of the following events ("Events of Default") shall terminate any obligation on the part of Bank to make or continue the Loan and automatically, unless otherwise provided under the Note, shall make all sums of interest and principal and any other amounts owing under the Loan immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or any other notices or demands:

          6.1 Borrower shall default in the due and punctual payment of the principal of or the interest on the Note or any of the other Loan Documents; or

          6.2  Any default shall occur under the Note; or

          6.3 Borrower shall default in the due performance or observance of any covenant or condition of the Loan Documents; or

          6.4 Any guaranty or subordination agreement now or hereafter required hereunder is breached or becomes ineffective, or any guarantor or subordinating creditor dies, disavows or attempts to revoke or terminate such guaranty or subordination agreement; or

          6.5 There is a change in ownership or control of ten percent (10%) or more of the issued and outstanding stock of Borrower.


     SECTION 7. MISCELLANEOUS PROVISIONS

          7.1 ADDITIONAL REMEDIES. The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Bank by law against Borrower or any other person, including but not limited to Bank's rights of set off or banker's lien.

          7.2 NONWAIVER. Any forbearance or failure or delay by Bank in exercising any right, power or remedy hereunder shall not be deemed a waiver thereof and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof. No waiver shall be effective unless it is in writing and signed by an officer of Bank.

          7.3 INUREMENT. The benefits of this Agreement shall inure to the successors and assigns of Bank and the permitted successors and assigns of Borrower, and any assignment by Borrower without Bank's consent shall be null and void.

          7.4 APPLICABLE LAW. This Agreement and all other agreements and instruments required by Bank in connection herewith shall be governed by and construed according to the laws of the State of California.

          7.5 SEVERABILITY. Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective. In the event of any conflict between the provisions of this Agreement and the provisions of any Note or reimbursement agreement evidencing any indebtedness hereunder, the provisions of such Note or reimbursement agreement shall prevail.

          7.6 INTEGRATION CLAUSE. Except for documents and instruments specifically referenced herein, this Agreement constitutes the entire agreement between Bank and Borrower regarding the Loan and all prior communications, verbal or written, between Borrower and Bank shall be of no further effect or evidentiary value.

          7.7 CONSTRUCTION. The section and subsection headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          7.8 AMENDMENTS. This Agreement may be amended only in writing signed by all parties hereto.

          7.9 COUNTERPARTS. Borrower and Bank may execute one or more counterparts to this Agreement, each of which shall be deemed an original, but when together shall constitute one and the same instrument.


     SECTION 8. SERVICE OF NOTICES

          8.1 Any notices or other communications provided for or allowed hereunder shall be effective only when given by one of the following methods and addressed to the respective party at its address given with the signatures at the end of this Agreement and shall be considered to have been validly given: (a) upon delivery, if delivered personally; (b) upon receipt, if mailed, first class postage prepaid, with the United States Postal Service; (c) on the next business day, if sent by overnight courier service of recognized standing; and (d) upon telephoned confirmation of receipt, if telecopied.

          8.2 The addresses to which notices or demands are to be given may be changed from time to time by notice delivered as provided above.

     THIS AGREEMENT is executed on behalf of the parties by duly authorized officers as of the date first above written.



UNION BANK OF CALIFORNIA, N.A.          REMEC, INC.

By:  [SIG]                              By:  [SIG]
    -----------------------------           -----------------------------

Title  Vice President                   Title
      ----------------------------            ---------------------------

By:  [SIG]                              By:  [SIG]
    ------------------------------          -----------------------------

Title  Vice President                   Title  Senior V.P. CFO
      ----------------------------            ---------------------------

Address: 530 "B" Street, 4th Floor   Address: 9404 Chesapeake Drive
         San Diego, CA 92186-5324                San Diego, CA 9213

Attention: Kent McBeth                  Attention: Ronald Regland
          ------------------------                -----------------------

Telecopier: (619) 230-3377              Telecopier: (619) 560-0291
           -----------------------                 ----------------------

Telephone: (619) 230-3766               Telephone: (619) 560-1301
          ------------------------                -----------------------





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